Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 10, 2009 (January 21, 2010, as to the effects of discontinued operations and retrospective adjustments related to accounting changes), relating to the consolidated financial statements and financial statement schedule of Penske Automotive Group, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph relating to retrospective adjustments related to accounting changes and discontinued operations), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Current Report on Form 8-K of Penske Automotive Group, Inc. dated January 21, 2010 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ Deloitte & Touche LLP
Detroit, Michigan
January 21, 2010